225 Asylum Street, Suite #2300 Hartford, CT 06103 T +1 959 666 3400 F +1 959 666 3401 www.rsmus.com August 26, 2025 Securities and Exchange Commission Washington, D.C. 20549 Commissioners: We have read Patriot National Bancorp, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on August 26, 2025, and we agree with such statements concerning our firm.